Vertiv Reports Record Fourth Quarter 2022 Net Sales, Operating Profit, Adjusted Operating Profit(1) and Price Realization; Raising Operating Profit and Adjusted Operating Profit Guidance for 2023

•Sales of $1,655 million, operating profit of $162 million and adjusted operating profit of $211 million in fourth quarter 2022
•Fourth quarter price realization of $135 million. Net price-cost tailwind of $80 million in fourth quarter 2022
•Record high backlog of $4.8 billion provides good visibility into top-line growth projections for 2023
•Fourth quarter financial performance provides momentum for strong 2023. Expect 2023 net sales growth of 15%, operating profit of $568 million to $618 million and adjusted operating profit of $750 million to $800 million, up 76% at the midpoint of guidance compared to 2022
COLUMBUS, Ohio [February 22, 2023] – Vertiv Holdings Co (NYSE: VRT), a global provider of critical digital infrastructure and continuity solutions, today reported financial results for its fourth quarter ended December 31, 2022. Vertiv reported fourth quarter net sales of $1,655 million, an increase of $244 million, or 17.3%, compared with last year’s fourth quarter and a 22.0% organic net sales increase(1), which excludes the impact of foreign currency, acquisitions and divestitures. Foreign currency negatively impacted fourth quarter sales by approximately $90 million from last year’s fourth quarter. As anticipated, due to a very challenging comparison, orders adjusted for foreign exchange declined 15% in fourth quarter versus the prior year quarter and increased 7% sequentially compared to third quarter 2022 – signifying that our end markets remain healthy as the absolute value of orders booked remains high. Backlog at the end of 2022 was $4.8 billion, an increase of 49% from the end of 2021.
Fourth quarter operating profit of $162 million increased $166 million as compared with the prior year fourth quarter, and adjusted operating profit of $211 million increased $117 million from the same period. These increases were driven by benefits received from pricing and volume, and were partially offset by material and freight inflation, foreign exchange and one-time fixed cost benefits realized in fourth quarter 2021. Fourth quarter price realization of $135 million was consistent with our October guidance, and our full year 2022 price realization of $365 million was consistent with our beginning of the year guidance. Price-cost was positive $80 million in the fourth quarter, and all regions were positive price-cost for the quarter. While fourth quarter 2022 adjusted operating profit was below the October guidance range primarily due to the COVID-19 outbreak in China and E&I performance, which was partially offset by less foreign exchange impact, Vertiv’s run-rate performance in the fourth quarter firmly supports Vertiv’s current 2023 outlook, as discussed below.
“2022 was a pivotal and transformative year for Vertiv that culminated in our best quarter ever, with strong year-over-year and sequential growth in revenue, operating profit, margins, cash flow and a record backlog,” said Giordano Albertazzi, Vertiv’s Chief Executive Officer. “Supply chain pressures are easing, pricing continues to improve, and we have made steady progress in the Americas with operating margins in that segment rebounding to over 20% in the fourth quarter. While cautious about an uncertain macroeconomic outlook, we continue to see healthy demand in our end markets and are confident in our positive outlook for 2023. By prudently managing costs, maintaining a laser-sharp focus on operational execution, efficiency and building a high-performance culture, we are positioning Vertiv for sustained long-term growth and value creation.”
Dave Cote, Vertiv’s Executive Chairman, added: “After a challenging end to 2021, in February we laid out a strategic framework for strengthening our supply chain, addressing cost pressures and operational challenges in the Americas, and advancing our aggressive pricing plan to drive margin improvement and enhanced profitability. Each quarter showed marked sequential improvement, and our fourth quarter financial results demonstrate the meaningful progress we have made in executing our strategy. Under Gio’s leadership, we made rapid and visible progress in turning around the Americas. Now as CEO, he and his leadership team are applying that same rigor across the entire organization to deliver improved performance and profitability in 2023 and beyond.”

Adjusted Free Cash Flow and Liquidity
Net cash generated by operating activities in the fourth quarter was $181 million, an increase of $144 million from the prior year quarter, and adjusted free cash flow was $143 million, an increase of $135 million from the prior year quarter. Fourth quarter adjusted free cash flow, while significantly positive, was below the guidance range primarily due to timing of shipments and associated collections, delayed collections in China due to the COVID-19 outbreak, and higher inventory balances due to supply chain challenges with certain components. We remain committed to a significant improvement in adjusted free cash flow for 2023, as reflected in our guidance, which we anticipate will be driven by improved profitability and optimized working capital programs already underway. Liquidity at the end of the fourth quarter was $578 million.
Full Year and First Quarter 2023 Guidance
We believe that our strong fourth quarter 2022 financial results position us well for 2023. We anticipate 2023 organic net sales growth of 15%, supported by our backlog. Although the macro-economic environment remains uncertain, our backlog gives us good visibility to a strong sales trajectory for 2023. Our 2023 guidance assumes price realization of $275 million, which includes $200 million of carryover price, and an overall price-cost tailwind of $100 million versus the prior year. We will continue to invest in R&D and capacity expansions, with an incremental investment of $40 million planned for 2023. Our full-year guidance for adjusted operating profit is up over 75%, and adjusted operating margin is up 430 basis points versus 2022. Adjusted free cash flow guidance for 2023 is $300 million to $400 million, a $610 million anticipated improvement (at the midpoint) year over year driven by improved profitability and substantially less cash used for working capital as optimization programs take hold.

First Quarter 2023 Guidance
Net sales	$1,350M - $1,450M
Organic net sales growth(2)	21% - 29%
Adjusted operating profit	$115M – $135M
Adjusted operating margin(2)	8.5% - 9.3%
Adjusted diluted EPS(1)	$0.14 - $0.20
Adjusted Free Cash Flow(2)	($100M) – ($50M)

Full Year 2023 Guidance
Net sales	$6,450M - $6,600M
Organic net sales growth(2)	14% - 17%
Adjusted operating profit	$750M - $800M
Adjusted operating margin(2)	11.7% - 12.3%
Adjusted diluted EPS(1)	$1.17 - $1.27
Adjusted Free Cash Flow(2)	$300M - $400M
(1)    This release contains certain non-GAAP metrics. For reconciliations to the relevant GAAP measures and an explanation of the non-GAAP measures and reasons for their use, please refer to sections of this release entitled “Non-GAAP Financial Measures” and “Reconciliation of GAAP and non-GAAP Financial Measures.”
(2)    This is a future non-GAAP financial measure that cannot be reconciled for those reasons set forth under “Non-GAAP Financial Measures” of this release.

Fourth Quarter 2022 Earnings Conference Call
Vertiv’s management team will discuss the Company’s results during a conference call on Wednesday, February 22, starting at 11 a.m. Eastern Time. The call will contain forward-looking statements and other material information regarding Vertiv’s financial and operating results. A webcast of the live conference call will be available for interested parties to listen to by going to the Investor Relations section of the Company’s website at investors.vertiv.com. A slide presentation will be available before the call and will be posted to the website, also at investors.vertiv.com. A replay of the conference call will also be available for 30 days following the webcast.
About Vertiv Holdings Co
Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to enable its customers’ vital applications to run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Westerville, Ohio, USA, Vertiv does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit vertiv.com.
Category: Financial News
Non-GAAP Financial Measures
Financial information included in this release has been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Vertiv has included certain non-GAAP financial measures in the news release, as further described above, that may not be directly comparable to other similarly titled measures used by other companies and therefore may not be comparable among companies. These non-GAAP financial measures include organic net sales growth (including on a segment basis), adjusted operating profit, adjusted operating margin, adjusted diluted EPS and adjusted free cash flow, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management also uses certain non-GAAP measures internally for forecasting, budgeting and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Pursuant to the requirements of Regulation G, Vertiv has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to first quarter and full-year 2023 guidance, including organic net sales growth, adjusted free cash flow and adjusted operating margin, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
See “Reconciliation of GAAP and Non-GAAP Financial Measures” in this release for Vertiv’s reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Cautionary Note Concerning Forward-Looking Statements
This news release, and other statements that Vertiv may make in connection therewith, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Vertiv’s future financial or business performance, strategies or expectations, and as such are not historical facts. This includes, without limitation, statements regarding Vertiv’s financial position, capital structure, indebtedness, business strategy and plans, and objectives of Vertiv management for future operations, as well as statements regarding growth, anticipated demand for our products and services, and our business prospects during 2023, as well as expected impacts from our pricing actions, and our guidance for first quarter and full year 2023. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Vertiv cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this news release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,”

“predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this release are based on current expectations and beliefs concerning future developments and their potential effects on Vertiv. There can be no assurance that future developments affecting Vertiv will be those that Vertiv has anticipated. Vertiv undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Vertiv’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Vertiv has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports, including those set forth in the Vertiv 2021 Annual Report on Form 10-K filed with the SEC on March 1, 2022. These risk factors and those identified elsewhere in this release, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: risks relating to the continued growth of Vertiv’s customers’ markets; disruption of Vertiv’s customers’ orders or Vertiv’s customers’ markets; less favorable contractual terms with large customers; risks associated with governmental contracts; failure to mitigate risks associated with long-term fixed price contracts; competition in the infrastructure technologies industry; failure to obtain performance and other guarantees from financial institutions; failure to realize sales expected from Vertiv’s backlog of orders and contracts; failure to properly manage Vertiv’s supply chain or difficulties with third-party manufacturers; our ability to forecast changes in prices, including due to inflation in material, freight and/or labor costs, and timely implement measures necessary to mitigate the impacts of any such changes; risks associated with our significant backlog, including that the impacts of any measures taken to mitigate inflation will not be reflected in our financial statements immediately; failure to meet or anticipate technology changes; risks associated with information technology disruption or security; risks associated with the implementation and enhancement of information systems; failure to realize the expected benefit from any rationalization, restructuring and improvement efforts; Vertiv’s ability to realize cost savings in connection with Vertiv’s restructuring program; disruption of, or changes in, Vertiv’s independent sales representatives, distributors and original equipment manufacturers; changes to tax law; ongoing tax audits; costs or liabilities associated with product liability; the global scope of Vertiv’s operations; risks associated with Vertiv’s sales and operations in emerging markets; risks associated with future legislation and regulation of Vertiv’s customers’ markets both in the U.S. and abroad; Vertiv’s ability to comply with various laws and regulations, and the costs associated with legal compliance; adverse outcomes to any legal claims and proceedings filed by or against Vertiv; risks associated with current or potential litigation or claims against Vertiv; Vertiv’s ability to protect or enforce its proprietary rights on which its business depends; third-party intellectual property infringement claims; liabilities associated with environmental, health and safety matters, including risks associated with the COVID-19 pandemic; failure to achieve environmental, social and governance goals; failure to realize the value of goodwill and intangible assets; exposure to fluctuations in foreign currency exchange rates; exposure to increases in interest rates set by central banking authorities; failure to maintain internal controls over financial reporting; the unpredictability of Vertiv’s future operational results, including the ability to grow and manage growth profitably; potential net losses in future periods; Vertiv’s level of indebtedness and the ability to incur additional indebtedness; Vertiv’s ability to comply with the covenants and restrictions contained in our credit agreements including restrictive covenants that restrict operational flexibility; Vertiv's ability to comply with the covenants and restrictions contained in our credit agreements that is not fully within our control; Vertiv’s ability to access funding through capital markets; the significant ownership and influence certain stockholders have over Vertiv; risks associated with Vertiv’s obligations to pay portions of the tax benefits relating to pre-business combination tax assets and attributes; resales of Vertiv's securities may cause volatility in the market price of our securities; Vertiv's organizational documents contain provisions that may discourage unsolicited takeover proposals; Vertiv's certificate of incorporation includes a forum selection clause, which could discourage or limit stockholders’ ability to make a claim against it; the ability of Vertiv's subsidiaries to pay dividends; the ability of Vertiv to grow and manage growth profitably, maintain relationships with customers and suppliers, and retain its management and key employees; Vertiv’s ability to manage the succession of its key employees; factors relating to the business, operations and financial performance of Vertiv and its subsidiaries, including: global economic weakness and uncertainty; Vertiv’s ability to attract, train and retain key members of its leadership team and other qualified personnel; the adequacy of Vertiv’s insurance coverage; a failure to benefit from future corporate transactions; risks associated with Vertiv’s limited history of operating as an independent company; and other risks and uncertainties indicated in Vertiv’s SEC reports or documents filed or to be filed with the SEC by Vertiv.

Forward-looking statements included in this news release speak only as of the date of this news release or any earlier date specified for such statements. All subsequent written or oral forward-looking statements attributable to Vertiv or persons acting on Vertiv’s behalf may be qualified in their entirety by this Cautionary Note Concerning Forward-Looking Statements.
For investor inquiries, please contact:
Lynne Maxeiner
Vice President, Global Treasury & Investor Relations
Vertiv
T +1 614-841-6776
E: lynne.maxeiner@vertiv.com

For media inquiries, please contact:
Peter Poulos
FleishmanHillard for Vertiv
T +1 646-284-4991
E: peter.poulos@fleishman.com

Source: Vertiv Holdings Co

Vertiv Holdings Co
CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) (Unaudited)
(Dollars in millions except for per share data)

	Three months ended December 31, 2022	Three months ended December 31, 2021	Year ended December 31, 2022	Year ended December 31, 2021
Net sales(1)
Net sales - products	$1,295.5	$1,069.5	$4,335.3	$3,694.6
Net sales - services	359.1	341.0	1,356.2	1,303.5
Net sales	1,654.6	1,410.5	5,691.5	4,998.1
Costs and expenses(1)
Cost of sales - products	917.4	829.3	3,219.1	2,699.7
Cost of sales - services	225.5	207.5	856.3	775.7
Cost of sales	1,142.9	1,036.8	4,075.4	3,475.4
Operating expenses
Selling, general and administrative expenses	303.3	329.4	1,178.3	1,109.0
Amortization of intangibles	48.1	49.0	215.8	144.3
Restructuring costs	0.6	2.1	0.7	1.4
Foreign currency (gain) loss, net	1.9	1.1	3.7	3.2
Asset impairments	—	—	—	8.7
Other operating expense (income)	(4.6)	(4.0)	(5.8)	(3.8)
Operating profit (loss)	162.4	(3.9)	223.4	259.9
Interest expense, net	45.8	24.1	147.3	90.6
Loss on extinguishment of debt	—	—	—	0.4
Gain on tax receivable agreement	—	(59.2)	—	(59.2)
Change in fair value of warrant liabilities	33.1	9.6	(90.9)	61.9
Income (loss) before income taxes	83.5	21.6	167.0	166.2
Income tax expense	56.9	(0.4)	90.4	46.6
Net income (loss)	$26.6	$22.0	$76.6	$119.6

Earnings (loss) per share:
Basic	$0.07	$0.06	$0.20	$0.34
Diluted	$0.07	$0.06	$(0.04)	$0.33
Weighted-average shares outstanding
Basic	377,320,182	367,727,369	376,730,519	355,544,632
Diluted	378,393,258	372,190,230	378,224,051	360,140,323
(1)    Refer to Exhibit 99.2 to Vertiv’s current report on Form 8-K filed on April 27, 2022 for a fiscal year 2021 summary of changes made to conform with the current year presentation for product and service net sales and cost of sales.

Vertiv Holdings Co
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in millions)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$260.6	$439.1
Accounts receivable, less allowances of $18.4 and $14.1, respectively	1,888.8	1,536.4
Inventories	822.0	616.3
Other current assets	187.3	106.8
Total current assets	3,158.7	2,698.6
Property, plant and equipment, net	489.4	489.3
Other assets:
Goodwill	1,284.7	1,330.1
Other intangible assets, net	1,816.1	2,138.2
Deferred income taxes	46.4	47.9
Right-of-use assets, net	166.4	152.9
Other	134.0	82.6
Total other assets	3,447.6	3,751.7
Total assets	$7,095.7	$6,939.6
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$21.8	$21.8
Accounts payable	984.0	858.5
Accrued expenses and other liabilities	872.4	953.4
Income taxes	19.7	21.1
Total current liabilities	1,897.9	1,854.8
Long-term debt, net	3,169.1	2,950.5
Deferred income taxes	176.5	198.8
Warrant liabilities	58.7	149.6
Long-term lease liabilities	132.0	115.5
Other long-term liabilities	219.6	252.7
Total liabilities	5,653.8	5,521.9
Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.0001 par value, 700,000,000 shares authorized, 377,368,837 and 375,801,857 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	2,630.7	2,597.5
Accumulated deficit	(1,142.6)	(1,215.4)
Accumulated other comprehensive (loss) income	(46.2)	35.6
Total equity	1,441.9	1,417.7
Total liabilities and equity	$7,095.7	$6,939.6

Vertiv Holdings Co
CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
(Dollars in millions)

	Three months ended December 31, 2022	Three months ended December 31, 2021	Year ended December 31, 2022	Year ended December 31, 2021
Cash flows from operating activities:
Net income (loss)	$26.6	$22.0	$76.6	$119.6
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation	18.7	17.5	72.0	69.1
Amortization	51.8	52.4	230.4	157.9
Deferred income taxes	13.4	(47.5)	(8.6)	(69.8)
Amortization of debt discount and issuance costs	0.1	1.7	7.5	6.3
Loss on extinguishment of debt	—	—	—	0.4
Gain on tax receivable agreement	—	(59.2)	—	(59.2)
Change in fair value of warrant liabilities	33.1	9.6	(90.9)	61.9
Asset impairments	—	—	—	8.7
Stock-based compensation	4.6	5.7	24.7	23.2
Payment of contingent consideration	—	—	(8.7)	—
Gain on sale of property, plant and equipment	(3.7)	—	(3.7)	—
Changes in tax receivable agreement	—	4.4	—	7.7
Changes in operating working capital	(1.2)	27.2	(449.2)	(132.8)
Other	37.3	2.7	(2.9)	17.9
Net cash provided by (used for) operating activities	180.7	36.5	(152.8)	210.9
Cash flows from investing activities:
Capital expenditures	(38.3)	(30.1)	(100.0)	(73.4)
Investments in capitalized software	(3.0)	(1.7)	(11.0)	(11.2)
Proceeds from disposition of property, plant and equipment	3.9	3.7	3.9	9.8
Acquisition of Business, net of cash acquired	—	(1,163.7)	(5.0)	(1,163.7)
Proceeds from sale of Business	—	21.7	—	21.7
Net cash provided by (used for) investing activities	(37.4)	(1,170.1)	(112.1)	(1,216.8)
Cash flows from financing activities:
Borrowings from ABL revolving credit facility and short-term borrowings	212.4	—	790.8	—
Repayments of ABL revolving credit facility and short-term borrowings	(274.3)	—	(555.8)	—
Proceeds from the issuance of long-term debt	—	850.0	—	850.0
Repayment of long-term debt	(5.5)	(5.4)	(16.4)	(21.8)
Payment of debt issuance costs	(0.1)	(13.8)	(0.6)	(13.8)
Payment of tax receivable agreement	(75.0)	—	(100.0)	—
Payment of contingent consideration	—	—	(12.8)	—
Dividend Payment	(3.8)	(3.8)	(3.8)	(3.8)
Proceeds from the exercise of warrants	—	—	—	107.5
Exercise of employee stock options	1.8	1.5	3.1	4.1
Employee taxes paid from shares withheld	—	(0.1)	(4.3)	(7.3)
Net cash provided by (used for) financing activities	(144.5)	828.4	100.2	914.9
Effect of exchange rate changes on cash and cash equivalents	5.7	0.7	(9.2)	(4.5)
Increase (decrease) in cash, cash equivalents and restricted cash	4.5	(304.5)	(173.9)	(95.5)
Beginning cash, cash equivalents and restricted cash	268.7	751.6	447.1	542.6
Ending cash, cash equivalents and restricted cash	$273.2	$447.1	$273.2	$447.1
Changes in operating working capital
Accounts receivable	$(118.8)	$(49.6)	$(375.8)	$(117.4)
Inventories	(9.1)	22.0	(211.4)	(125.7)
Other current assets	(24.6)	(0.3)	(28.8)	2.1
Accounts payable	90.6	42.0	132.8	105.1
Accrued expenses and other liabilities	61.3	6.2	45.6	11.9
Income taxes	(0.6)	6.9	(11.6)	(8.8)
Total changes in operating working capital	$(1.2)	$27.2	$(449.2)	$(132.8)

Reconciliation of GAAP and non-GAAP Financial Measures
To supplement this news release, we have included certain non-GAAP financial measures in the format of performance metrics. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company's performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.
Vertiv’s non-GAAP financial measures include:

•Adjusted operating profit (loss), which represents operating profit (loss), adjusted to exclude amortization of intangibles and certain mergers and acquisition costs;
•Adjusted operating margin, which represents adjusted operating profit (loss) divided by net sales;
•Organic net sales growth which represents the change in net sales adjusted to exclude the impacts of foreign currency exchange rate, acquisition and divestiture;
•Adjusted free cash flow, which represents net cash provided by (used for) operating activities adjusted to exclude capital expenditures, investments in capitalized software and include proceeds from disposition of PP&E; and
•Adjusted diluted EPS, which represents diluted earnings per share adjusted to exclude amortization of intangibles, certain merger and acquisition costs, and change in warranty liability.

Regional Segment Results

	Three months ended December 31,					Year ended December 31,
	2022	2021	Δ	Δ%	Organic Δ %(2)	2022	2021	Δ	Δ%	Organic Δ %(2)
Net Sales(1):
Americas	$833.7	$583.9	$249.8	42.8%	40.3%	$2,728.6	$2,187.4	$541.2	24.7%	19.4%
APAC	425.2	458.9	(33.7)	(7.3)%	0.9%	1,601.3	1,609.0	(7.7)	(0.5)%	4.5%
EMEA	395.7	367.7	28.0	7.6%	19.3%	1,361.6	1,201.7	159.9	13.3%	13.7%
	$1,654.6	$1,410.5	$244.1	17.3%	22.0%	$5,691.5	$4,998.1	$693.4	13.9%	13.3%

Adjusted operating profit (loss)(3):
Americas	$170.5	$72.8	$97.7	134.2%		$426.1	$441.2	$(15.1)	(3.4)%
APAC	81.1	68.1	13.0	19.1%		274.4	253.4	21.0	8.3%
EMEA	82.2	62.8	19.4	30.9%		234.6	217.6	17.0	7.8%
Corporate (4)	(123.3)	(109.8)	(13.5)	12.3%		(495.9)	(441.2)	(54.7)	12.4%
	$210.5	$93.9	$116.6	124.2%		$439.2	$471.0	$(31.8)	(6.8)%

Adjusted operating profit (loss) margins (5):
Americas	20.5%	12.5%	8.0%			15.6%	20.2%	(4.6)%
APAC	19.1%	14.8%	4.3%			17.1%	15.7%	1.4%
EMEA	20.8%	17.1%	3.7%			17.2%	18.1%	(0.9)%
Vertiv	12.7%	6.7%	6.0%			7.7%	9.4%	(1.7)%

(1)Segment net sales are presented excluding intercompany sales.
(2)Organic basis is adjusted to exclude foreign currency exchange rate impact and the change in acquisition and divestiture sales.
(3)Adjusted operating profit (loss) is only adjusted at the Corporate segment. There are no adjustments at the reportable segment level between operating profit (loss) and adjusted operating profit (loss).
(4)Corporate costs consist of headquarters management costs, stock-based compensation, other incentive compensation, change in fair value of warrant liabilities, asset impairments and costs that support centralized global functions including Finance, Treasury, Risk Management, Strategy & Marketing, IT, Legal, and global product platform development and offering management.
(5)Adjusted operating margins calculated as adjusted operating profit (loss) divided by net sales.

Sales by Product and Service Offering

	Three months ended December 31,
	2022	2021	Δ	Δ %
Americas:
Critical infrastructure & solutions	$527.9	$312.5	$215.4	68.9%
Services & spares	198.7	191.7	7.0	3.7%
Integrated rack solutions	107.1	79.7	27.4	34.4%
	$833.7	$583.9	$249.8	42.8%
Asia Pacific:
Critical infrastructure & solutions	$256.8	$281.6	$(24.8)	(8.8)%
Services & spares	110.9	115.6	(4.7)	(4.1)%
Integrated rack solutions	57.5	61.7	(4.2)	(6.8)%
	$425.2	$458.9	$(33.7)	(7.3)%
EMEA:
Critical infrastructure & solutions	$275.0	$245.0	$30.0	12.2%
Services & spares	76.3	82.2	(5.9)	(7.2)%
Integrated rack solutions	44.4	40.5	3.9	9.6%
	$395.7	$367.7	$28.0	7.6%
Total:
Critical infrastructure & solutions	$1,059.7	$839.1	$220.6	26.3%
Services & spares	385.9	389.5	(3.6)	(0.9)%
Integrated rack solutions	209.0	181.9	27.1	14.9%
	$1,654.6	$1,410.5	$244.1	17.3%

	Year ended December 31,
	2022	2021	Δ	Δ %
Americas:
Critical infrastructure & solutions	$1,608.4	$1,189.6	$418.8	35.2%
Services & spares	754.6	705.1	49.5	7.0%
Integrated rack solutions	365.6	292.7	72.9	24.9%
	$2,728.6	$2,187.4	$541.2	24.7%
Asia Pacific:
Critical infrastructure & solutions	$949.3	$971.7	$(22.4)	(2.3)%
Services & spares	441.7	421.5	20.2	4.8%
Integrated rack solutions	210.3	215.8	(5.5)	(2.5)%
	$1,601.3	$1,609.0	$(7.7)	(0.5)%
EMEA:
Critical infrastructure & solutions	$917.6	$739.1	$178.5	24.2%
Services & spares	284.3	312.1	(27.8)	(8.9)%
Integrated rack solutions	159.7	150.5	9.2	6.1%
	$1,361.6	$1,201.7	$159.9	13.3%
Total:
Critical infrastructure & solutions	$3,475.3	$2,900.4	$574.9	19.8%
Services & spares	1,480.6	1,438.7	41.9	2.9%
Integrated rack solutions	735.6	659.0	76.6	11.6%
	$5,691.5	$4,998.1	$693.4	13.9%

Organic growth by Product and Service Offering

	Three months ended December 31, 2022
	Net Sales Δ	FX Δ	Acquisition/Divestiture Δ(1)	Organic growth	Organic Δ %(2)
Americas:
Critical infrastructure & solutions	$215.4	$1.4	$(16.4)	$200.4	64.1%
Services & spares	7.0	0.6	—	7.6	4.0%
Integrated rack solutions	27.4	0.1	—	27.5	34.5%
	$249.8	$2.1	$(16.4)	$235.5	40.3%
Asia Pacific:
Critical infrastructure & solutions	$(24.8)	$23.1	$—	$(1.7)	(0.6)%
Services & spares	(4.7)	9.7	—	5.0	4.3%
Integrated rack solutions	(4.2)	4.9	—	0.7	1.1%
	$(33.7)	$37.7	$—	$4.0	0.9%
EMEA:
Critical infrastructure & solutions	$30.0	$32.9	$(12.5)	$50.4	20.6%
Services & spares	(5.9)	11.0	5.8	10.9	13.3%
Integrated rack solutions	3.9	5.7	—	9.6	23.7%
	$28.0	$49.6	$(6.7)	$70.9	19.3%
Total:
Critical infrastructure & solutions	$220.6	$57.4	$(28.9)	$249.1	29.7%
Services & spares	(3.6)	21.3	5.8	23.5	6.0%
Integrated rack solutions	27.1	10.7	—	37.8	20.8%
	$244.1	$89.4	$(23.1)	$310.4	22.0%
(1)The change in acquisition and divestiture sales excludes E&I sales for the month ended October 31, 2022, of $16.4 and $26.0 included in Americas; and Europe, Middle East & Africa reportable segments, respectively, partially offset by the divested heavy industrial UPS business sales for the three months ended December 31, 2021, of $19.3 included in the Europe, Middle East & Africa reportable segment.
(2)Organic growth percentage change is calculated as organic growth divided by net sales for the three months ended December 31, 2021.

	Year ended December 31, 2022
	Net Sales Δ	FX Δ	Acquisition/Divestiture Δ(1)	Organic growth	Organic Δ %(2)
Americas:
Critical infrastructure & solutions	$418.8	$4.7	$(122.3)	$301.2	25.3%
Services & spares	49.5	1.3	—	50.8	7.2%
Integrated rack solutions	72.9	0.3	—	73.2	25.0%
	$541.2	$6.3	$(122.3)	$425.2	19.4%
Asia Pacific:
Critical infrastructure & solutions	$(22.4)	$48.2	$—	$25.8	2.7%
Services & spares	20.2	21.6	—	41.8	9.9%
Integrated rack solutions	(5.5)	10.0	—	4.5	2.1%
	$(7.7)	$79.8	$—	$72.1	4.5%
EMEA:
Critical infrastructure & solutions	$178.5	$105.6	$(178.9)	$105.2	14.2%
Services & spares	(27.8)	40.0	18.4	30.6	9.8%
Integrated rack solutions	9.2	20.1	—	29.3	19.5%
	$159.9	$165.7	$(160.5)	$165.1	13.7%
Total:
Critical infrastructure & solutions	$574.9	$158.5	$(301.2)	$432.2	14.9%
Services & spares	41.9	62.9	18.4	123.2	8.6%
Integrated rack solutions	76.6	30.4	—	107.0	16.2%
	$693.4	$251.8	$(282.8)	$662.4	13.3%
(1)The change in acquisition and divestiture sales excludes E&I sales for the ten months ended October 31, 2022, of $122.3 and $236.9 included in Americas; and Europe, Middle East & Africa reportable segments, respectively, partially offset by the divested heavy industrial UPS business sales for the year ended December 31, 2021, of $76.4 included in the Europe, Middle East & Africa reportable segment.
(2)Organic growth percentage change is calculated as organic growth divided by net sales for the year ended December 31, 2021.

Segment information

Operating profit (loss)	Three months ended December 31, 2022	Three months ended December 31, 2021	Year ended December 31, 2022	Year ended December 31, 2021
Americas	$170.5	$72.8	$426.1	$441.2
Asia Pacific	81.1	68.1	274.4	253.4
Europe, Middle East & Africa	82.2	62.8	234.6	217.6
Total reportable segments	333.8	203.7	935.1	912.2
Foreign currency gain (loss)	(1.9)	(1.1)	(3.7)	(3.2)
Corporate and other	(121.4)	(157.5)	(492.2)	(504.8)
Total corporate, other and eliminations	(123.3)	(158.6)	(495.9)	(508.0)
Amortization of intangibles	(48.1)	(49.0)	(215.8)	(144.3)
Operating profit (loss)	$162.4	$(3.9)	$223.4	$259.9

Reconciliation of net cash provided by (used for) operating activities to adjusted free cash flow

	Three months ended December 31, 2022	Three months ended December 31, 2021	Year ended December 31, 2022	Year ended December 31, 2021
Net cash provided by (used for) operating activities	$180.7	$36.5	$(152.8)	$210.9
Capital expenditures	(38.3)	(30.1)	(100.0)	(73.4)
Investments in capitalized software	(3.0)	(1.7)	(11.0)	(11.2)
Proceeds from disposition of PP&E	3.9	3.7	3.9	9.8
Adjusted free cash flow	$143.3	$8.4	$(259.9)	$136.1

Reconciliation from operating profit (loss) to adjusted operating profit (loss)

	Three months ended December 31, 2022	Three months ended December 31, 2021	Year ended December 31, 2022	Year ended December 31, 2021
Operating profit (loss)	$162.4	$(3.9)	$223.4	$259.9
Amortization of intangibles	48.1	49.0	215.8	144.3
Mergers and acquisition costs(1)	—	30.1	—	48.1
Litigation settlement costs	—	18.7	—	18.7
Adjusted operating profit (loss)	$210.5	$93.9	$439.2	$471.0
(1)    For the three months ended December 31, 2021 includes $30.1 million of expenses primarily related to the E&I acquisition. For the year ended December 31, 2021 includes $39.4 million of expenses primarily related to the E&I acquisition, and $8.7 million asset impairment related to the Heavy Industrial UPS business.

Reconciliation from operating profit (loss) margin to adjusted operating profit (loss) margin

	Three months ended December 31, 2022	Three months ended December 31, 2021	Δ	Year ended December 31, 2022	Year ended December 31, 2021	Δ
Vertiv net sales	$1,654.6	$1,410.5	$244.1	$5,691.5	$4,998.1	$693.4
Vertiv operating profit (loss)	162.4	(3.9)	166.3	223.4	259.9	(36.5)
Vertiv operating profit (loss) %	9.8%	(0.3)%	10.1%	3.9%	5.2%	(1.3)%

Amortization of intangibles	$48.1	$49.0	$(0.9)	$215.8	$144.3	$71.5
Merger and acquisition costs	—	30.1	(30.1)	—	48.1	(48.1)
Litigation settlement costs	—	18.7	(18.7)	—	18.7	(18.7)
Vertiv adjusted operating profit (loss)	210.5	93.9	116.6	439.2	471.0	(31.8)
Vertiv adjusted operating profit (loss) %	12.7%	6.7%	6.0%	7.7%	9.4%	(1.7)%

Reconciliation of Diluted EPS to Non-GAAP Adjusted EPS

Three months ended December 31, 2022
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$162.4	$45.8	$33.1	$56.9	$26.6	$0.07
Amortization of intangibles	48.1	—	—	—	48.1	0.13
Change in warrant liability	—	—	(33.1)	—	33.1	0.09
Non-GAAP Adjusted	$210.5	$45.8	$—	$56.9	$107.8	$0.28
(1)Diluted EPS and adjusted diluted EPS is based on 378.4 million shares (includes 377.3 million basic shares, 1.1 million potential dilutive stock options and restricted stock units). We believe that this Non-GAAP Adjusted EPS presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted share count.

Three months ended December 31, 2021
	Operating profit (loss)	Interest expense, net	Gain on tax receivable agreement	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$(3.9)	$24.1	$(59.2)	$9.6	$(0.4)	$22.0	$0.06
Amortization of intangibles	49.0	—	—	—	—	49.0	0.13
Change in warrant liability	—	—	—	(9.6)	—	9.6	0.03
Merger and acquisition costs(2)	30.1	—	—	—	—	30.1	0.08
Litigation settlement costs	18.7	—	—	—	—	18.7	0.05
Gain on tax receivable agreement	—	—	59.2	—	—	(59.2)	(0.16)
Nonrecurring tax benefit(3)	—	—	—	—	55.2	(55.2)	(0.15)
Pro-forma share count	—	—	—	—	—	—	—
Non-GAAP Adjusted	$93.9	$24.1	$—	$—	$54.8	$15.0	$0.04
(1)Diluted EPS based on 372.2 million shares (includes 367.7 million basic shares, 4.5 million potential dilutive stock options and restricted stock units). Non-GAAP Adjusted diluted EPS based on pro-forma share count 377.9 million shares (includes 367.7 million basic shares and 10.2 million potential dilutive warrants, stock options and restricted stock units). We believe that this Non-GAAP Adjusted EPS presentation is more representative of operating results by removing the impact of warrant liability accounting.
(2)Includes $30.1 million of expenses primarily related to the E&I acquisition.
(3)Includes $31.7 million of valuation allowance release as a result of E&I U.S. subsidiaries joining our federal tax group, and $23.5 million of tax benefit related to an intercompany transfer of assets.

Year Ended December 31, 2022
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$223.4	$147.3	$(90.9)	$90.4	$76.6	$(0.04)
Amortization of intangibles	215.8	—	—	—	215.8	0.57
Change in warrant liability	—	—	90.9	—	(90.9)	—
Non-GAAP Adjusted	$439.2	$147.3	$—	$90.4	$201.5	$0.53
(1)Diluted EPS and adjusted diluted EPS is based on 378.2 million shares (includes 376.7 million basic shares and 1.5 million dilutive warrants). We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted share count.

Year Ended December 31, 2021
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Gain on tax receivable agreement	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$259.9	$90.6	$0.4	$(59.2)	$61.9	$46.6	$119.6	$0.33
Intangible amortization	144.3	—	—	—	—	—	144.3	0.40
Change in warrant liability	—	—	—	—	(61.9)	—	61.9	0.17
Merger and acquisition costs(2)	48.1	—	—	—	—	—	48.1	0.13
Litigation settlement costs	18.7	—	—	—	—	—	18.7	0.05
Gain on tax receivable agreement	—	—	—	59.2	—	—	(59.2)	(0.16)
Nonrecurring tax benefit(3)	—	—	—	—	—	55.2	(55.2)	(0.15)
Pro-forma share count	—	—	—	—	—	—	—	(0.01)
Non-GAAP Adjusted	$471.0	$90.6	$0.4	$—	$—	$101.8	$278.2	$0.76
(1)Diluted EPS is based on 360.1 million shares (includes 355.5 million basic shares and 4.6 million potential dilutive stock options and restricted stock units). Non-GAAP Adjusted EPS based on pro forma share count of 365.9 million diluted shares (includes shares outstanding of 355.5 million and 10.3 million potential dilutive warrants, stock options and restricted stock units). We believe that this presentation is more representative of operating results by removing the impact of merger and acquisition related costs, warrant liability accounting, and the associated impact on diluted share count.
(2)Includes $39.4 million of expenses primarily related to the E&I acquisition, and $8.7 million asset impairment related to the Heavy Industrial UPS business.
(3)Includes $31.7 million of valuation allowance release as a result of E&I U.S. subsidiaries joining our federal tax group, and $23.5 million of tax benefit related to an intercompany transfer of assets.

Vertiv Holdings Co
2023 Adjusted Guidance
Reconciliation of GAAP Operating Profit to Non-GAAP Adjusted Financial Performance (1)

First Quarter 2023
	Operating profit (loss)	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (2)
GAAP	$79.0	$47.0	$13.0	$19.0	$0.05
Amortization of intangibles	46.0	—	—	46.0	0.12
Non-GAAP Adjusted	$125.0	$47.0	$13.0	$65.0	$0.17

Full Year 2023
	Operating profit (loss)	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (3)
GAAP	$593.0	$183.0	$125.0	$285.0	$0.75
Amortization of intangibles	182.0	—	—	182.0	0.47
Non-GAAP Adjusted	$775.0	$183.0	$125.0	$467.0	$1.22
(1)Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to FY 2023 guidance, including organic net sales growth, adjusted operating margin and adjusted free cash flow, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
(2)Diluted EPS and adjusted diluted EPS based on 379.9 million shares (includes 378.4 million basic shares and a weighted average 1.5 million potential dilutive stock options and restricted stock units).
(3)Diluted EPS and adjusted diluted EPS based on 381.6 million shares (includes 380.0 million basic shares and a weighted average 1.6 million potential dilutive stock options and restricted stock units).